Exhibit 21

SUBSIDIARIES OF AMERICAN EXPRESS COMPANY

as of December 31, 2015

Unless otherwise indicated by an asterisk (*), all of the voting securities of these subsidiaries are directly or indirectly owned by the registrant. The indentation reflects the principal parent of each subsidiary.

Name	Country Name	Jurisdiction
American Express Company	United States	New York
56th Street AXP Campus LLC	United States	Arizona
American Express Bank LLC	Russian Federation	Russia
Amex Argentina S.A.	Argentina	Argentina
American Express Banking Corp.	United States	New York
American Express Travel Related Services Company, Inc.	United States	New York
Accertify, Inc.	United States	Delaware
American Express Bank (Mexico) S.A. Institucion de Banca Multiple	Mexico	Mexico
American Express Bank Services, S.A. de C.V.	Mexico	Mexico
American Express Bank, FSB	United States	Federal, United States
American Express Receivables Financing Corporation IV LLC	United States	Delaware
American Express Centurion Bank	United States	Utah
American Express Receivables Financing Corporation III LLC	United States	Delaware
American Express Company (Mexico) S.A. de C.V.	Mexico	Mexico
American Express Insurance Services, Agente de Seguros, S.A. de C.V.	Mexico	Mexico
American Express Servicios Profesionales, S. de R.L. de C.V.	Mexico	Mexico
American Express Credit Corporation	United States	Delaware
American Express Credit Mexico, LLC	United States	Delaware
Fideicomiso Empresarial Amex	Mexico	Mexico
American Express Luxembourg S.a r.l	Luxembourg	Luxembourg
American Express Overseas Credit Corporation Limited	Jersey	Jersey
AEOCC Funding Australia Limited	Jersey	Jersey
AEOCC Management Company Limited	Jersey	Jersey
American Express Funding (Luxembourg) S.a.r.l	Luxembourg	Luxembourg
American Express Overseas Credit Corporation N.V.	Netherlands Antilles	Netherlands Antilles
AE Hungary Holdings Limited Liability Company	Hungary	Hungary
American Express Canada Credit Corporation	Canada	Nova Scotia
American Express Canada Finance Limited	Canada	British Columbia
American Express Jersey Finance Limited	Jersey	Jersey
Credco Receivables Corp.	United States	Delaware
American Express GP Japan K.K.	Japan	Japan
American Express Insurance Agency of Puerto Rico, Inc.	Puerto Rico	Puerto Rico
American Express International (NZ), Inc.	United States	Delaware
American Express Limited	United States	Delaware
American Express (Malaysia) SDN. BHD.	Malaysia	Malaysia
American Express Brasil Assessoria Empresarial Ltda.	Brazil	Brazil
American Express de Espana, S.A. (Sociedad Unipersonal)	Spain	Spain
American Express Card Espana, S.A.U.	Spain	Spain
American Express Viajes, S.A. (Sociedad Unipersonal)	Spain	Spain
Amex Asesores de Seguros, S.A. (Sociedad Unipersonal)	Spain	Spain
American Express European Holdings B.V.	Netherlands	Netherlands
Alpha Card S.C.R.L./C.V.B.A.*	Belgium	Belgium
Alpha Card Merchant Services S.C.R.L./C.V.B.A.*	Belgium	Belgium
BCC Corporate NV/SA*	Belgium	Belgium

Name	Country Name	Jurisdiction
American Express International, Inc.	United States	Delaware
AE Exposure Management Limited	Jersey	Jersey
American Express (India) Private Limited	India	India
American Express Business Solutions (India) Private Limited	India	India
American Express (Thai) Company Limited	Thailand	Thailand
American Express Advanced Services Europe Limited	United Kingdom	England and Wales
American Express Asia Network Consulting (Beijing) Limited Company	China	China
American Express Continental, LLC	United States	Delaware
American Express Australia Limited	Australia	Victoria
American Express Wholesale Currency Services Pty Limited	Australia	New South Wales
Centurion Finance Limited	New Zealand	New Zealand
American Express Dutch Capital, LLC	United States	Delaware
American Express Holdings Limited	United Kingdom	England and Wales
American Express Insurance Services Europe Limited	United Kingdom	England and Wales
American Express Services Europe Limited	United Kingdom	England and Wales
American Express Travel Holdings Netherlands B.V.	Netherlands	Netherlands
American Express Travel Services Vostok LLC	Russian Federation	Russian Federation
American Express, spol. s r.o.	Czech Republic	Czech Republic
Amex Funding Management (Europe) Limited	Jersey	Jersey
Loyalty Partner Holdings S.A.	Luxembourg	Luxembourg
LB Luxembourg Two S.a.r.l.	Luxembourg	Luxembourg
Loyalty Partner GmbH	Germany	Germany
Loyalty Partner Singapore Pte Ltd.*	Singapore	Singapore
Loyalty Solutions & Research Pte Ltd.*	India	India
Loyalty Partner Solutions GmbH	Germany	Germany
LP Management Verwaltung GmbH	Germany	Germany
Payback GmbH	Germany	Germany
emnos GmbH	Germany	Germany
emnos Iberia S.L.	Spain	Spain
emnos S.a.r.l.	France	France
emnos UK Ltd.	United Kingdom	United Kingdom
emnos USA Corp.	United States	Delaware
Loyalty Partner Polska Sp. z o.o.	Poland	Poland
Loyalty Partner Polska Sp. z o.o. Sp. komandytowa	Poland	Poland
Amex Global Holdings C.V.	Netherlands	Netherlands
Amex NL Holdings 99, LLC	United States	Delaware
American Express Holdings Netherlands CV	Netherlands	Netherlands
Loyalty Partner Holdings B.V.	Netherlands	Netherlands
Loyalty Partner Services Mexico, S. de R.L. de C.V.	Mexico	Mexico
PAYBACK Italia S.r.l.	Italy	Italy
Payback Mexico S. de R.L. de C.V.	Mexico	Mexico
American Express Denmark A/S	Denmark	Denmark
American Express Europe LLC	United States	Delaware
American Express Group Services Limited	United Kingdom	England and Wales
American Express International (Taiwan), Inc.	Taiwan	Taiwan

Name	Country Name	Jurisdiction
American Express International Holdings, LLC	United States	Delaware
American Express Argentina S.A.	Argentina	Argentina
American Express Holdings (France) SAS	France	France
American Express France SAS	France	France
American Express Canada Holdings B.V.	Netherlands	Netherlands
American Express Holding AB	Sweden	Sweden
Forsakringsaktiebolaget Viator	Sweden	Sweden
Amex Broker Assicurativo s.r.l.	Italy	Italy
Amex Canada Inc.	Canada	Ontario
American Express Carte France SA	France	France
American Express Services SA	France	France
American Express Paris SAS	France	France
American Express Management	France	France
American Express France Finance SNC	France	France
American Express Japan Co., Ltd.	Japan	Japan
American Express Payment Services Limited	United Kingdom	England and Wales
American Express Services India Limited	India	India
American Express Swiss Holdings GmbH	Switzerland	Switzerland
Swisscard AECS GmbH*	Switzerland	Switzerland
American Express Technology Service (Hangzhou) Company Limited	China	China
American Express TLS HK Limited	Hong Kong	Hong Kong
Amex General Insurance Agency, Inc.	Taiwan	Taiwan
Amex Life Insurance Marketing, Inc.	Taiwan	Taiwan
Amex Taiwan Trust	United States	Delaware
American Express Service (Thailand) Company Limited	Thailand	Thailand
PT American Express Indonesia	Indonesia	Indonesia
American Express Marketing & Development Corp.	United States	Delaware
American Express Prepaid Card Management Corporation	United States	Arizona
American Express Receivables Financing Corporation II	United States	Delaware
American Express Receivables Financing Corporation VIII LLC	United States	Delaware
American Express Travel Holdings Netherlands Cooperatief U.A.	Netherlands	Netherlands
GBT III B.V.*	Netherlands	Netherlands
Amex (Middle East) B.S.C. (closed)*	Bahrain	Bahrain
American Express Saudi Arabia (C) JSC*	Saudi Arabia	Saudi Arabia
Amex Al Omania LLC*	Oman	Oman
Amex Egypt Company Limited Liability Company*	Egypt	Egypt
Amex Bank of Canada	Canada	Federal, Canada
Amex Services, Inc.	United States	Delaware
vente-privee USA, LLC*	United States	Delaware
Asesorías e Inversiones American Express Chile Limitada	Chile	Chile
Bansamex, S.A.*	Spain	Spain
Cavendish Holdings, Inc.	United States	Delaware
Southern Africa Travellers Cheque Company (Pty) Ltd	South Africa	South Africa
Travellers Cheque Associates Limited*	United Kingdom	England and Wales
AMEX Assurance Company	United States	Illinois
AMEXCO Insurance Company	United States	Vermont
Rexport, Inc.	United States	Delaware